UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2022

VINCO VENTURES, INC.

(Exact name of registrant as specified in charter)

Nevada	001-38448	82-2199200
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Address Not Applicable(1)	Address Not Applicable(1)
(Address of principal executive offices)	(Zip Code)

(866) 900-0992

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13©(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	BBIG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

(1) We are a remote-friendly company, with several hubs and locations for employees to collaborate. Accordingly, we do not maintain a headquarters. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended, stockholder communications required to be sent to our principal executive offices may be directed to the email address set forth in our proxy materials and/or identified on our investor relations website.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

The applicable information set forth in Item 5.02 of this Current Report on Form 8-K (this “Current Report”) is incorporated by reference in this Item 1.01.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

At a meeting of the Board of Directors (the “Board”) of Vinco Ventures, Inc. (the “Company”), held on July 17, 2022, the Board, among other things, (i) terminated Lisa King as the Company’s CEO and (ii) appointed John Colucci as the Company’s Interim CEO.

Effective as of Mr. Colucci’s appointment as Interim CEO on July 17, 2022 (not on July 21, 2022 as discussed below with respect to the Incorrect July 22 Form 8-K filed by Mr. Farnsworth), Mr. Colucci was no longer independent and the Company was no longer in compliance with the Nasdaq Listing Rules (the “Rules”), which require the Company to have a Board comprised of a majority independent directors and the Audit Committee of the Board (the “Audit Committee”) to be composed of at least three independent directors. The Company informed Nasdaq that the Company no longer has a majority independent board and that the Audit Committee no longer consists of three independent directors.

On August 8, 2022, the Company received a written notice from the Nasdaq Listing Qualifications Staff indicating that, based on Mr. Colucci no longer being independent, the Company no longer complies with Nasdaq’s independent director and audit committee requirements as set forth in the Rules. The Company until September 22, 2022 to submit a plan to regain compliance with the Rules to Nasdaq.

The Company and the Board have commenced a search for additional independent directors to add to the Board and its committees and intends to regain compliance with the Rules as soon as practicable.

On August 4, 2022, Nasdaq halted trading of the Company’s common stock. As of August 15, 2022, the Company’s SEC account has been unfrozen and filing passcodes have been re-established. The Company plans to submit the information required by Nasdaq after this filing is made to request reinstatement of trading.

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The applicable information set forth in Item 3.01 of this Current Report is incorporated by reference in this Item 5.02.

At a meeting of the Board held on July 17, 2022, the Board determined, on the recommendation of the Board’s independent committees, to terminate Ms. King as the Company’s CEO and as a Vinco Manager of ZVV Media Partners, LLC (“ZVV”), and appointed John Colucci, who has over 20 years of marketing and advertising experience, as the Company’s Interim CEO and President.

At a meeting of the Board held on July 21, 2022, the Board (i) rescinded Ms. King’s termination as CEO to appoint her as the President of ZVV instead, (ii) appointed Mr. Colucci as Interim Co-CEO with operational and financial responsibilities and Mr. Farnsworth as Co-CEO with investor relations and certain business unit responsibilities.

At a meeting of the Board held on July 24, 2022, the Board, among other things, (i) terminated each of Mr. Farnsworth, Ms. King, Mr. Vanderbilt and Mr. Noble, (ii) removed Mr. Vanderbilt as the Chairman of the Board, and (iii) ratified and confirmed the Board’s July 17, 2022 appointment of John Colucci as Interim CEO.

John Colucci, age 42, has served as a director of the Company since June 10, 2022. Mr. Colucci has over 21 years of experience in senior management, business development, advertising, marketing and strategy development. Mr. Colucci has served as the President of American Marketing & Mailing Services, Inc., a full service advertising agency supplying clients with custom marketing campaigns designed to meet their business goals since April 2022. Mr. Colucci was previously the Vice President at C Solutions Marketing Inc. for eleven years and Vice President of Business Development and Strategy at Biggross.com for eleven years.

Related Party Transactions

There is no arrangement or understanding between Mr. Colucci and any other persons pursuant to which Mr. Colucci was selected as Interim Co-CEO. There are no family relationships between Mr. Colucci and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 (“Regulation S-K”). Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. Colucci had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

On August 11, 2022, the Company and Mr. Colucci entered into an employment agreement (the “Employment Agreement”), effective as of July 17, 2022 when Mr. Colucci was appointed by the Board. Pursuant to the Employment Agreement, the Company has agreed to employ Mr. Colucci with the title “Interim CEO” for a period ending on the earlier of the (i) October 17, 2022 or (ii) the date on which the Company secures employment of a successor Chief Executive Officer and President (the “Initial Term”); provided, however, that the Initial Term shall automatically renew for successive consecutive three (3) month periods until a successor is found or either party terminates the agreement. Under the Employment Agreement, Mr. Colucci will be paid a salary of $250,000 per year and will be eligible for bonuses in such amount determined if, and when, approved by the Board. The Employment Agreement includes standard confidentiality, non-solicitation and non-competition obligations of Mr. Colucci and allows Mr. Colucci to continue to operate his private business ventures so long as he is able to perform his role as the Company’s Interim CEO adequately and in full compliance with the Company’s internal policies, procedures and controls.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Form Employment Agreement filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On July 25, 2022, the Company issued a press release describing the reasons for, and timeline of, the Company’s recent management changes. This press release is filed as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”).

On August 8, 2022, the Company issued a press release describing a temporary restraining order the Company was granted against each of Mr. Farnsworth, Ms. King, Mr. Vanderbilt and Mr. Noble on August 5, 20022. This press release is attached as Exhibit 99.2 to this Current Report.

The foregoing is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act.

Item 8.01 Other Events.

The applicable information set forth in Item 3.01 and Item 5.02 of this Current Report is incorporated by reference in this Item 8.01.

Incorrect Disclosures

On July 14, 2022, Ms. King, without authorization and in disregard of legal advice, filed a Current Report on Form 8-K (the “July 14 Form 8-K”) and issued a Press Release (the “July 14 Press Release” and, together with the July 14 Form 8-K, the “July 14 Incorrect Disclosures”) that incorrectly stated Ms. King and Mr. Farnsworth were appointed as the Company’s Co-CEOs, effective as of July 8, 2022. The Company did not authorize the July 14 Incorrect Disclosures and determined that the Board meeting held on July 8, 2022 was neither properly noticed nor conducted in accordance with the Company’s Bylaws and the July. Therefore, any business conducted and decisions made at such meeting were invalid and the information contained in the July 14 Incorrect Disclosures was incorrect.

On July 22, 2022, the Company filed a Current Report on Form 8-K that was signed by Mr. Farnsworth (the “Incorrect July 22 Form 8-K” and, together with the July 14 Incorrect Disclosures, the “Incorrect Disclosures”). The Incorrect July 22 Form 8-K filed by Mr. Farnsworth did not correct the July 14 Incorrect Disclosures and failed to disclose the actions taken by the Board at the July 17, 2022 meeting where, among other things, John Colucci was appointed as Interim CEO.

Since Mr. Colucci was appointed as Interim CEO on July 17, 2022, the Company was under an obligation to file a Current Report on Form 8-K disclosing such event by 5:30 PM on July 21, 2022 (the “Deadline”). At the express direction of the Company’s Board of Directors, on July 21, 2022, the Company attempted to file the required Current Report on Form 8-K that corrected the Incorrect Disclosures and disclosed the appointment of Mr. Colucci as Interim CEO. However, the filing of these corrective and required disclosures was directly blocked by Mr. Farnsworth, Ms. King and Mr. Noble prior to the Deadline.

On July 22, 2022, Mr. Farnsworth, without the knowledge of the Company’s directors and other officers, filed the Incorrect July 22 Form 8-K.

The Company’s current officers consist of John Colucci, Interim Chief Executive Officer, Philip Jones, Chief Financial Officer and Stephen Garrow, Chief Operating Officer.

Litigation Against the Farnsworth Group

On August 3, 2022, the Company filed a lawsuit against each of Ted Farnsworth, Lisa King, Rod Vanderbilt and Erik Noble (collectively, the “Farnsworth Group”) in the District Court of Clark County, Nevada (Case No: A-22-856404-B) alleging four causes of action, including: (i) breach of fiduciary duty, (ii) aiding and abetting breach of fiduciary duty, (iii) civil conspiracy and (iv) declaratory and injunctive relief in the event that no other legal remedy is available to the Company (the “Nevada Litigation”).

In connection with the Nevada Litigation, on August 4, 2022, the Company filed an Emergency Motion for Temporary Restraining Order and Preliminary Injunction (the “Emergency TRO”), whereby the Company requested the Nevada court to enforce an order that would, among other things, require the members of the Farnsworth Group to, among other things, acknowledge their July 24, 2022 terminations.

On August 5, 2022, the District Court Judge granted an Ex Parte Order Granting Plaintiff Vinco Ventures, Inc.’s Emergency Motion for Temporary Restraining Order and Preliminary Injunction (the “NV Court Order”) whereby the Company secured the Emergency TRO. Pursuant to NV Court Order, for the duration of the Emergency TRO, the members of the Farnsworth Group are (i) enjoined from holding themselves out internally or externally as employed by the Company or acting on its behalf in any capacity; (ii) enjoined from accessing Company’s premises or servers; and (iii) required to relinquish control, or to direct those persons working with or under them to relinquish control, over the Company’s SEC filing passcodes and cooperate to return SEC codes to the Company’s dominion and control under John Colucci and return all Company personal devices, passwords, servers, documents (whether in paper or electronic format), payment and payroll systems, and emails and email servers related to any business of the Company and its affiliates.

Prior to commencing the Nevada Litigation and obtaining the Emergency TRO against the Farnsworth Group, the Company filed a lawsuit against Mr. Farnsworth and Ms. King in New York State Supreme Court (the “NY Litigation”). The Company was awarded an Order to Show Cause Seeking Temporary in the NY Litigation that set a hearing on the matter for September 27, 2022 (the “NY Court Order”). The Company voluntarily discontinued the NY Lawsuit on August 4, 2022.

The Emergency TRO remains in full force in effect until the conclusion of the hearing scheduled for August 16, 2022 or until otherwise extended by the Nevada court.

The foregoing descriptions of the NV Court Order and the NY Court rder are not complete and are qualified in their entirety by reference to the full text of the NV Court Order and NY Court Order filed as Exhibits 99.3 and 99.4, respectively, hereto and are incorporated herein by reference

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

10.1	Form of Employment Agreement
99.1	Press release dated July 25, 2022
99.2	Press release dated August 8, 2022
99.3	Ex Parte Order Granting Plaintiff Vinco Ventures, Inc.’s Emergency Motion for Temporary Restraining Order and Preliminary Injunction
99.4	Order to Show Cause Seeking Temporary Restraining Order and Preliminary Injunction
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 15, 2022

VINCO VENTURES, INC.

By:	/s/ John Colucci
Name:	John Colucci
Title:	Interim Chief Executive Officer